UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 12, 2007
GRANITE CONSTRUCTION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-12911	77-0239383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of principal executive offices) (Zip Code)

(831) 724-1011
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
          On December 12, 2007, Granite Construction Incorporated, a Delaware corporation (“Granite”), entered into a Note Purchase Agreement pursuant to which Granite issued and sold to certain purchasers an aggregate of $200,000,000 principal amount of its 6.11% Series 2007-A Senior Notes due December 12, 2019. The notes are unsecured and bear interest at the rate of 6.11% per annum. Interest is payable semi-annually. Commencing December 12, 2015 and on each December 12 thereafter through 2018, the Company will pay $40,000,000 principal amount of the Series 2007-A Notes. At maturity, Granite will be required to repay the outstanding principal amount and accrued interest on the notes. The agreement also provides for the issuance and sale of one or more additional series of its unsecured promissory notes, provided that the aggregate principal amount of notes of all additional series issued do not exceed $100,000,000.
          If there is an event of default on the notes, the principal and accrued interest on the notes may be declared immediately due and payable, subject to certain conditions set forth in the agreement. These amounts automatically become due and payable in the case of bankruptcy, insolvency or liquidation events involving Granite.
          A copy of the Note Purchase Agreement pursuant to which the notes were issued is filed as an exhibit to this report. The foregoing description of the Note Purchase Agreement and the notes is qualified in its entirety by the full text of the agreement, which is incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
          See Item 1.01 above, which is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits. The following exhibit is attached hereto:

Exhibit
Number	Exhibit Title

10.1	Note Purchase Agreement Dated as of December 12, 2007

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2008	GRANITE CONSTRUCTION INCORPORATED
	By:	/s/ William E. Barton
William E. Barton
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Document

10.1	Note Purchase Agreement Dated as of December 12, 2007

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